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                                                                    EXHIBIT 23.1


                         [COLE & REED, P.C. LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form 10 of our report dated April 30, 1999, except for Note C, as to which the effective date is September 24, 1999, relating to the consolidated financial statements of AmeriVision Communications, Inc. as of December 31, 1997 and 1998, and for the years ended December 31, 1996, 1997 and 1998.


                                        /s/ COLE & REED, P.C.


Oklahoma City, Oklahoma
September 24, 1999